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                              CODE OF REGULATIONS

                                   ARTICLE I

                                    SHARES


       Section 1.  Certificate of Shares.  Every shareholder of the Corporation
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shall be entitled to have a certificate signed by the Chairman of the Board of
Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, evidencing the number and class of paid up shares held by such shareholder in the Corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid. Each such share certificate shall be in such form as shall be approved by, or pursuant to the authorization of, the Board of Directors and shall contain such statements as are required by the Ohio General Corporation Law.

       Section 2.  Signature on Shares.  Where a certificate is signed by an
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incorporated transfer agent or registrar, the signature of any such Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile, engraved, stamped or printed. In case any officer or officers who have signed, or whose facsimile signature or signatures have been engraved, stamped or printed on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereof of the signature of an incorporated transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be effective in all respects when delivered.

       Section 3.  Lost Certificates.  The Board of Directors may direct a new
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certificate to be issued in place of any certificate theretofore issued by the
Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such advertising and indemnities and bonds as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

       Section 4.  Transfer of Shares.  The Board of Directors shall have the
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authority to make such rules and regulations, not inconsistent with law, the
Articles of Incorporation or these Regulations, as it deems expedient concerning the execution, delivery, transfer and registration of share certificates and may appoint incorporated transfer agents and registrars thereof.

       Transfer books may be kept in any state of the United States or in any foreign country, for the purpose of transferring shares issued by the Corporation, but if no transfer agent is appointed to act in this state, the Corporation shall keep an office in this state at which shares shall be transferable and at which it shall keep books in which shall be recorded the names and addresses of all shareholders and all transfers of shares.

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       Section 5.  Closing of Transfer Books.  The Board of Directors may close
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the share transfer books of the Corporation for a period not exceeding sixty days and not less than seven days preceding the date of a meeting of shareholders, the date for payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital shares shall go into effect, or for a period not exceeding sixty days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the share transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days and not less than seven days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, or to give such consent; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.

       Section 6.  Registered Shareholders.  The Corporation shall be entitled
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to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Ohio.

                                   ARTICLE II

                                  SHAREHOLDERS


       Section 1.  Annual Meeting.  The annual meeting of the shareholders of
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this Corporation shall be held at the principal office of the Corporation or at such other place or places specified in notice of meeting, either within or without the State of Ohio, on the third Tuesday in May of each year at 10:00 o'clock, a.m., if not a legal holiday (but if a legal holiday, then on the next day not a legal holiday at the same hour), or on such other day and time as may be determined by the Board of Directors. Upon notice there may also be considered and acted upon at an annual-meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting.

       Section 2.  Special Meetings.  Special meetings of shareholders may be
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held at the principal office of the corporation, or at such other place or places as shall be specified in the notice of meeting, either within or without the State of Ohio, whenever called by any of the following:

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     (a)  The Chairman of the Board, the President or, in case of the
     President's absence, death or disability, a Vice President authorized to exercise the authority of the President.

     (b) The Directors by action at a meeting, or a majority of the Directors acting without a meeting.

     (c) Persons holding fifty percent of all shares of capital stock outstanding and entitled to vote on the proposal to be submitted at such meeting.

       Section 3.  Notice of Meetings.  A written or printed notice of each
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regular or special meeting of the shareholders, stating the time and place, and, in case of special meetings, the objects thereof, shall be given each shareholder of record entitled to such notice by mailing the same to his last known address at least seven and not more than sixty days before any such meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

       Section 4.  Waiver of Notice.  Notice of the time, place and purposes of
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any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of, the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting.

       Section 5.  Quorum.  Except as otherwise provided in the Articles of
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Incorporation, as amended, at any meeting of the shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum of the shareholders for all purposes, unless the presence of a larger number shall be required by law.

       If the holders of the number of shares necessary to constitute a quorum shall fail to attend any meeting in person or by proxy at the time and place fixed by the notice, as provided for herein, a majority in interest of the shareholders present in person or by proxy may adjourn the meeting from time to time without notice, other than announcement at the meeting, until holders of the number of shares requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

       Section 6.  Organization.  All meetings of the shareholders shall be
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presided over by the Chairman of the Board or in his absence, by the President.
In the absence of the above named officers, a Vice-President, if any, shall preside, and shall have all the powers herein conferred upon the President when acting as presiding officer of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

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       Section 7.  Inspectors of Election; List of Shareholders.  Inspectors of
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Election may be appointed to act at any meeting of shareholders in accordance with applicable law.

       At any meeting of shareholders a list of shareholders entitled to vote, alphabetically arranged showing the addresses of, and the number and classes of shares held by, each shareholder on the date fixed for closing the books against transfer or on the record date fixed as hereinbefore provided (and if no such date has been fixed, then on the date next preceding the day of the meeting), shall be produced on the request of any shareholder and such list shall be prima facie evidence of the ownership of shares and of the right of the shareholders to vote when certified by the Secretary or by the agent of the Corporation having charge of the transfers of the shares.

       Section 8.  Voting.  At any meeting of the shareholders only such persons
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shall be entitled to vote as appear as shareholders upon the books of the
Corporation as of the record date. Each such shareholder shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such shareholder, or his duly authorized attorney, and delivered to the Secretary at or before the meeting.

       At any meeting of the shareholders, all questions shall be determined by a majority vote of the shareholders present in person or by proxy, unless otherwise required by law, the Articles of Incorporation or this Code of Regulations.

       There shall not be cumulative voting in the election of Directors.

       Section 9.  Action Without Meeting.  Any action which may be authorized
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or taken at a meeting of shareholders may be authorized or taken without a meeting in writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                  ARTICLE III

                                   DIRECTORS


       Section 1.  Number.  The Board of Directors shall be composed of five
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members. The Directors may, from time to time, increase or decrease the number of Directors; provided that the Directors shall not increase the number of Directors to more than fifteen persons or decrease the number of Directors to fewer than five persons. Directors need not be residents of the State of Ohio nor shareholders of the Corporation. Except as provided in Section 2 of this
Article III, the election of Directors shall be as provided in the Articles of Incorporation at the annual meeting of the shareholders, or in default thereof, at a special meeting called for that purpose. Directors shall hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. No reduction in the number of Directors by action taken by the shareholders or the Directors shall, of itself, shorten the term or result in the removal of any incumbent Director.

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       Section 2.  Vacancies.  Vacancies and newly created directorships
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resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their respective successors are duly elected and qualified.

       Section 3.  Powers and Duties.  The business of the Corporation shall be
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managed by its Board of Directors which may exercise all such powers of the
Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by the Code of Regulations directed or required to be exercised or done by the shareholders.

       Section 4.  Meetings of the Board of Directors.  Regular meetings of the
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Directors shall be held immediately after the annual meeting of shareholders and at such other times and places, either within or without the State of Ohio, as may be fixed by the Directors, and such meetings may be held without further notice. Special meetings of the Directors may be called only by the Chairman of the Board or the President. Participation by Directors at a meeting may be by means of communications equipment and meetings of the Directors may be held through any communications equipment if all persons participating can hear each other. All Directors shall be reimbursed for their out-of-pocket expenses, including travel expenses, that are incurred in connection with participation in any meeting of the Board of Directors.

       Section 5.  Notices.  Notices to Directors shall be in writing and
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delivered personally or mailed to the Directors at least two days in advance of any special meeting of Directors. Notice by mail shall be deemed to be given at the time when the same shall be placed in the United States mail, postage prepaid. Notice to Directors may also be given by telegram, telefacsimile, telephone or cablegram. Notice of the time, place, and purposes of any meeting of Directors, may be waived in writing, either before or after the holding of such meeting, by any Director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any Director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such Director of notice of such meeting.

       Section 6.  Quorum.  Except as may be otherwise specifically provided by
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law, the Articles of Incorporation or these Regulations of the Corporation, at all meetings of the Board a majority of the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A "majority of the Board of Directors" shall mean the numerical majority of the Directors then voting, provided that a quorum of Directors is then present.

       Section 7.  Action Without Meeting.  Any action required or permitted to
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be taken at any meeting of the Board of Directors may be taken without a meeting, if such action is evidenced by a writing or writings signed by all members of the Board and such writing or writings are filed with or entered upon the records of the Corporation.

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       Section 8.  Committee of Directors.  The Board of Directors may, by
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resolution passed by the Board, designate one or more committees, each committee to consist of three or more Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

       In particular, the Board of Directors may create from its membership and define the powers and duty of an Executive Committee of not less than three members. Except to the extent that its powers are limited by the Board, the Executive Committee during the intervals between meetings of the Board shall possess and may exercise under the control and direction of the Board all of the powers of the Board of Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations, other than the filling of vacancies on the Board of Directors or any committee thereof.

       Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors and such committee shall keep a written record of all action taken by it.

       Section 9.  Compensation of Directors.  The Board of Directors, by the
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affirmative vote of a majority of the Directors then in office, and irrespective of any financial or personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors which may include pension, disability and death benefits for services to the Corporation as Directors and officers, and may delegate such authority to one or more officers or Directors.

       Section 10.  Holding Multiple Positions.  Nothing in the Code of
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Regulations shall be construed to preclude any Director from serving the
Corporation in any other capacity and receiving compensation therefor.

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                                   ARTICLE IV

                                    OFFICERS


       Section 1.  Officers.  The Corporation shall have a Chairman of the Board
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of Directors and a President (both of whom shall be members of the Board of
Directors), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Corporation may also have one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board may deem necessary, all of whom shall be elected by the Board of Directors or chosen by an officer or officers designated by it and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the Code of Regulations to be executed, acknowledged or verified by any two or more officers.

       Section 2.  Compensation.  The salaries and other compensation of all
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officers and agents of the Corporation shall be fixed by the Board of Directors.

       Section 3.  Term of Office.  The officers of the Corporation shall hold
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office until their successors are chosen and qualified. Any officer elected by the Board of Directors may be removed with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

       Section 4.  The Chairman of the Board.  The Chairman of the Board shall
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be a member of the Board of Directors, and shall be the chief executive officer of the Corporation. He shall preside at all meetings of the shareholders and the Board of Directors, shall have, concurrent with the President, general and active management of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall also perform such other and further duties as may from time to time be required of him by the Board of Directors.

       Section 5.  The President.  The President shall be a member of the Board
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of Directors, and shall be the chief operating officer of the Corporation. The
President shall attend all meetings of the shareholders and the Board of Directors, and shall have, concurrent with the Chairman of the Board, general and active management of the Corporation. He shall be authorized to execute all documents instruments and agreements on behalf of the Corporation except when such execution shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall also perform such other and further duties as may from time to time be required of him by the Board of Directors.

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       Section 6.  The Vice President(s).  The Vice President, if any, or if
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there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

       Section 7.  The Secretary.  The Secretary shall attend all meetings of
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the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, if any, and he, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of the Treasurer or by the signature of an Assistant Secretary or an Assistant Treasurer. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation, if any, and to attest such affixing by his signature.

       Section 8.  The Assistant Secretary(ies).  The Assistant Secretary, or if
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there is more than one, the Assistant Secretaries in the order determined by the
Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

       Section 9.  The Treasurer.  The Treasurer shall be the chief financial
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officer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of the receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

       Section 10.  The Assistant Treasurer(s).  The Assistant Treasurer, or if
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there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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                                   ARTICLE V

                               GENERAL PROVISIONS


       Section 1.  Corporate Seal.  The Corporation shall not have a corporate
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seal.

       Section 2.  Articles of Incorporation.  If any provision of these
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regulations shall be inconsistent with the Articles of Incorporation, the
Articles of Incorporation shall govern.

                                   ARTICLE VI

                   AUTHORITY TO TRANSFER AND VOTE SECURITIES


       Section 1.  Authority to Transfer and Vote Securities.  The Chairman of
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the Board and the President of the Corporation, or in the absence or disability of the Chairman of the Board and the President, any Vice President, are each authorized to sign the name of the Corporation and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants and other securities of another corporation owned by the Corporation and to issue the necessary powers of attorney for the same; and each is authorized, on behalf of the Corporation, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

                                  ARTICLE VII

                                   AMENDMENTS


       Section 1.  Amendments.  Except as provided in the Articles of
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Incorporation, as amended, the Code of Regulations may be amended or new
Regulations may be adopted by the shareholders at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of each class of capital stock of the Corporation on such proposal. Subject to the Articles of Incorporation, the Board of Directors shall have the power, concurrent with the power of the shareholders, to make, alter, amend and repeal the Code of Regulations of the Corporation.

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